LEASE RIDER

DATE OF LEASE: January 15th, 2004
LANDLORD: Landen Office Park, LLC
TENANT: Infobyphone, LLC

BASIC LEASE PROVISIONS

A. Premises Address: Suite 115, 8118 Corporate Way, Deerfield Township, Ohio. 45040
B. Total Leaseable Area in the Building: 32,600 Square Feet
C. Total Leaseable Area per floor assuming multi-tenancy and corridors being installed.
   1st Floor - 16,800 Square Feet
   2nd Floor - 15,800 Square Feet
D. For purposes of determining "Tenant's Proportionate Share", it is hereby agreed that the Total Leaseable Area included in the Premises is 1,236 Square Feet.
E. "Tenant's Proportionate Share" for purposes of calculating the Annual Rental Adjustment (based upon the Area in the Premises in relation to that in the Building), is hereby agreed to be 3.79%.
F. Term: Month – to – Month starting February 1st 2004( ) years and ____ (__) month, beginning on ____________, 2003 (the "Commencement Date") and ending on __________ ___, 200__ (the "Expiration Date").
G. Annual Base Rent: $See Additional Provisions
H. Monthly Installments of Base Rent: $See Additional Provisions
I. Security Deposit: $1500.00 See Additional Provisions
J. Due Date for Approved Tenant Finish Plans: N/A
K. Address for Notices and Payments:
   LANDLORD: Landen Office Park, LLC
   c/o Target Management & Leasing, Inc.
   P O BOX 1250
   West Chester, Ohio 45071-1250

   TENANT: Infobyphone, LLC
   8118 Corporate Way Ste. # 115
   Deerfield Township, OH 45239

LANDEN OFFICE PARK
OFFICE LEASE

This Lease is entered into and made as of this 15th day of January, 2004, by and Infobyphone, LLC between Landen Office Park, LLC hereinafter called "Landlord", and , hereinafter called "Tenant".

WITNESSETH:

Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described spaces, hereinafter called the "Premises", to have and to hold the same, with all appurtenances, unto the Tenant for the term hereinafter specified.

1. **Description of Premises.**

The Premises are located in the Township Deerfield Township, County of Warren, State of Ohio, in Landlord's building at 8118 Corporate Way, Deerfield Township, Ohio 45239, consisting of approximately 32,600 square feet, hereinafter called the "Building", then in an area of the Building known as Suite 115, consisting of approximately 1,236 square feet as designated on the floor plan, which floor plan is attached hereto, made a part hereof and marked "Exhibit A".

2. **Term.**

The term of this Lease shall be for a period of Month – to - Month starting February 1st 2004 (__) years and ________ (_____) months, commencing on ________ ______, 200__ (the "Commencement Date"), and ending on ________________, 200__ (the "Expiration Date"), subject to adjustment as provided in paragraph 6 hereof, unless this Lease shall be sooner terminated as hereinafter provided.

3. **Rent.**

(a) **Base Rent.** Tenant shall pay to Landlord as base rent for the Premises the sum of See Additional Provisions Dollars ($See Additional Provisions) per year, payable in equal monthly installments of See Additional Provisions Dollars ($ See Additional Provisions) each, in advance, on or before the first day of each and every month throughout the term of this Lease: provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month , the base rent installment for such first or last fractional month shall be prorated accordingly.

(b) **Annual Rental Adjustment.** In addition to the base rent specified in paragraph 3(a) hereof. Tenant shall pay to Landlord as additional rent for the Premises, in each calendar year throughout the term of this Lease, a sum equal to Tenant's proportionate share ("Tenants Proportionate Share") of the increase, if any, in Landlord's Total Cost of Operation of the Building (as hereinafter defined) over the Base Expenses (as hereinafter

defined) and Tenant's Proportionate Share of the increase in real estate taxes over the Base Real Estate Taxes (as hereinafter defined). The amount of Tenant's Proportionate Share of the increase in Landlord's Total Cost of operation of the Building and increase in Real Estate Taxes for a particular calendar year over the Base Expenses and Base Real Estate Taxes (sometimes hereinafter referred to as the "Annual Rental Adjustment") shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. Tenant shall pay each month, at the same time the monthly installment of base rent is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Within ninety (90) days after the end of each such calendar year, Landlord shall prepare and deliver to Tenant a statement, showing in reasonable detail, the actual amount of Landlord's Total Cost of Operation of the Building and Real Estate Taxes for the preceding calendar year and the actual amount of Tenant's Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year.

If the actual amount of Landlord's Total Cost of Operation of the Building and real estate taxes for a particular calendar year is equal to or less than that established for the Base Expenses and Base Real Estate Taxes, then Tenant shall not be obligated to pay any Annual Rental Adjustment, but Tenant shall not be entitled to any reimbursement or abatement of base rent. If this Lease shall expire or be terminated on any date other than the last day of a calendar year, the actual amount of Tenant's Annual Rental Adjustment for such partial year shall be pro-rated accordingly.

For purposes of this paragraph, the following definitions shall apply:

(i) "Base Expenses" shall mean Landlord's actual cost of Landlord's Total Cost of Operation of the Building during 2004.

(ii) "Base Real Estate Tax Expenses" shall mean Landlord's actual cost of real estate taxes payable (other than penalties for late payment) on the Building and land described in "Exhibit B" during 2004. The term real estate tax as used above includes all real property taxes and installments of special assessments, including special assessments due to deed restrictions and/or owner's associations, which accrue against the Building and/or Project of which the Premises are a part. The amount of real estate tax expense considered to be incurred by the Landlord in any calendar year shall be equal to the amount of real estate tax expense due and payable in that year.

(iii) "Tenant's Proportionate Share" of the increase in Base Expenses and the increase in Base Real Estate Taxes shall mean the percentage determined by dividing the rentable area within Tenant's Premises (approximately 1,236 square feet) by the total rentable area within the Building (approximately 32,600 square feet) and is herein fixed as 3.79%. For purposes of this Lease, Tenant's Proportionate Share of the increase in Base Expenses and Base Real Estate Taxes shall not be combined but shall be calculated and billed separately.

(iv) The term "Landlord's Total Cost of Operation of the Building" shall be deemed to mean all expenses of every kind incurred during such year in respect to the operation and maintenance of the Building in accordance with the accepted principles of

sound management and accounting practices as applied to the operation and maintenance of non-institutional, first class office buildings including by way of illustration and not limitation: insurance premiums; personal property taxes on personal property used in the Building; water, electrical and other utility charges other than the separately billed electrical and other charges described in paragraph 8 hereof; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning services; tools and supplies; landscape maintenance costs; building security services; license and permit fees; building management fees; wages and related employee benefits payable to the on-site employees of Landlord or its building management agent; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not exceeding five (5) years. "Landlord's Total Cost of Operation of the Building" shall not include the cost of tenant finish improvements or capital improvements: depreciation; real estate brokerage and leasing commissions; principal and interest payments on any mortgages or similar encumbrances; wages and related employee benefits of Landlord's off-site management personnel; and in general any other costs and expenses which would not, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses.

(v) If Landlord shall, at any time after Commencement Date, install a labor-saving device or other equipment which improves the operating efficiency of any system within the Building (such as an energy management computer system) and thereby reduce any portion of Landlord's Total Cost of Operation of the Building, then Landlord may, in determining the amount of Tenant's Annual Rental Adjustment, add to the useful life of such installed device or equipment, an amount equal to the annual depreciation as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles; provided, however, that the amount of such allowance shall not exceed the annual cost or expense reduction attributed by Landlord to such installed device or equipment.

(vi) Landlord's statement of the actual amount of Landlord's Total Cost of Operation of the Building for any particular calendar year, including the Base year, shall be signed by a representative of Landlord and shall state that, to the best of his knowledge and belief, the costs and expenses listed therein accurately reflect the actual amount of Landlord's Total Cost of Operation of the Building for such year. Tenant or its accountants shall have the right to inspect and copy, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of any such statement, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof.

(vii) If Tenant shall dispute any item or items included in the determination of Landlord's Total Cost of Operation of the Building for a given calendar year, and such dispute is not resolved by the parties hereto within ninety (90) days after the statement for such year was delivered to Tenant, then either party may, within thirty(30) days thereafter, request that a firm of certified public accountants selected by Landlord render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Total Cost of Operation of the Building for such year; and

the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fee and expenses shall be apportioned accordingly. If Tenant shall not dispute any item or items included in the determination of Landlord's Total Cost of Operation of the Building for a given calendar year within ninety (90) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

(c) Service Charge. If any installment of base rent or additional rent provided for herein, including the annual Rental Adjustment, or any part thereof, is not paid within ten (10) days after due date, it shall be subject to a service charge of five percent (5%) of the unpaid rent due for each month or fraction, thereof, or such lesser amount as may be the maximum amount permitted by law, until paid.

4. **Security Deposit.**

As security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease, Tenant has deposited with Landlord the sum of One Thousand Five Hundred and 00/100 Dollars ($1,500.00), which sum shall be held by Landlord as a security deposit throughout the term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, without interest, to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of the Lease, the Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times throughout the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may co-mingle it with Landlord's other funds.

In the event of a sale or lease of the land and Building of which the Premises are part, Landlord shall have the right to transfer the security deposit to its purchaser or lessee and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser or lessee for the return of such deposit. In the event of an assignment of this Lease, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

5. **Tenant finish improvements.**

(a) Landlord agrees to complete tenant finish for the Premises in accordance with certain plans and specifications signed by Landlord and Tenant designated "Exhibit C" attached hereto and made part hereof.

(b) **Tenant's Contribution.** In order to contribute to and reimburse Landlord all or a part of the cost of such tenant finish improvements, Tenant shall pay Landlord the sum of $-0- upon the execution of the Lease.

7. **Use of the Premises.**

(a) **Specific Use.** The Premises shall be occupied and used exclusively as general office space and for purposes incidental thereto, and shall not be used for any other purpose. Tenant shall have access to the Leased Premises twenty-four (24) hours per day, seven (7) days per week.

(b) **Covenants Regarding Use.** In connection with its use of the Premises, Tenant agrees to do the following:

(i) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

(ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises or the Building, any acts of waste including act which might deface, damage or destroy the Building or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord's opinion, disturb or tend to disturb other tenants occupying leased space in the building.

(iii) capacity, which Landlord has determined to be seventy-five (75) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

(iv) Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

(c) **Compliance with Laws.** Tenant shall comply with all laws, statutes, ordinances, rules, regulations, and orders of any federal, state, municipal or other government or agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless they are occasioned by its own negligence or willful acts.

(d) **Compliance with Building Rules and Regulations.** Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all the tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are set forth on a schedule attached hereto, made a part hereof and marked "Exhibit D". Landlord shall have the right to change such rules

and regulations from time to time in any manner that it deems necessary or desirable in order to insure the safety, care and cleanliness of the Building and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same.

8. **Utilities and Other Building Services.**

(a) **Services to be Provided.** Landlord shall furnish Tenant, between the hours of 8:00 a.m. to 6:00 p.m. on Monday thru Saturday of each week, except on legal holidays, with the following utilities and other Building services to the extent considered by Landlord to be reasonably necessary for Tenant's comfortable use and occupancy of the premises for general office use or as may be required by law or directed by governmental authority:

(i) Heating, ventilation and air-conditioning;

(ii) Electricity for lighting and operating business machines and equipment in the Premises and the common areas and facilities of the Building:

(iii) Water for lavatory and drinking purposes;

(iv) automatic elevator service;

(v) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap on Monday through Friday of each week except on legal holidays;

(vi) The washing of windows at intervals established by Landlord;

(vii) Cleaning and maintenance of the common areas and facilities of the Building and the walks, driveways, parking lot and landscape areas adjacent to the Building, including the removal of rubbish and snow; and

(viii) Repair and maintenance of the Building and certain systems within the Premises to the extent specified in paragraph 11 hereof.

(b) **Additional Services.** If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality, or quantities substantially greater than that which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in paragraph 8 (d) hereof.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines and equipment typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including that which modifies the Building's air-conditioning system. All cost expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance

occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in paragraph 8 (d) hereof.

Tenant shall not install or connect any electrical equipment other than the business machines and equipment typically used for general office use by tenants in office buildings comparable to the Building (a computer being an example of such typical electrical equipment) without Landlord's prior written consent. If Landlord determines that the electrical equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion paid thereof by Landlord) as provided in paragraph 8 (d) hereof.

(c) **Interruption of Services.** Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

(d) **Payment for Utilities and Building Services.** The cost of the following utilities and other building services shall be borne by Tenant, who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the monthly installment of base rent and other additional rent is due:

(i) All additional utilities or other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in paragraph 8 (b) hereof.

9. **Parking.**

Landlord hereby gives to Tenant, its employees, agents, customers and invitees, the privilege of parking in the parking lot adjacent to the Building. The same privilege has been or will be given to other tenants in the Building and to their employee's agents, customers, and invitees, and it does not entitle Tenant or the other tenants to any particular assigned spaces in the parking lot.

10. **Signs.**

Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such Tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on the tenant access doors to the Premises. Landlord, at Landlord's expense, shall be responsible for the installation of building standard suite signage outside the Tenant's suite, as well as for providing Tenant's name on the building directory in the main lobby.

11. **Repairs, Maintenance, Alterations, Improvement and Fixtures**.

(a) **Repair and Maintenance of Building.** Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior structural walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Building and the electrical, plumbing, heating, ventilation and air-conditioning systems serving the Premises and other parts of the Building, except that the repair and maintenance of any electrical, plumbing, heating ventilation and air-conditioning components which have been installed in the Premises pursuant to the provisions of paragraph 8 (b) hereof, and which are not part of the Standard Building Improvements, shall be the responsibility of Tenant. The cost of all repairs required to be made by Landlord shall be borne by Landlord unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

(b) **Repair and Maintenance of the Premises.** Except as provided in paragraph 11 (a) hereof, Tenant shall at its own expense, keep and maintain in good order, condition and repair the Premises.

(c) **Alterations or Improvements.** Tenant may make, or permit to be made, alterations or improvements to the Premises, but only if Tenant obtains the prior written consent of Landlord thereto. If Landlord permits Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and Building Codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Landlord against any mechanics liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of Building Code Violations attributable to such work. Tenant shall promptly repair any damage to the premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture, equipment and trade fixtures shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant.

(d) **Trade Fixtures.** Any trade fixtures installed on the premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition.

12. **Fire and Other Casualty; Casualty Insurance.**

(a) **Substantial Destruction of the Building.** If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 75% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty.

(b) **Substantial Destruction of the Premises.** If the Premises should be totally destroyed, or rendered wholly untenantable for the purpose for which it was leased, by fire or other casualty and the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

(i) Tenant may require that the Premises be reconstructed and restored at Landlord's expense, to substantially the same condition as it was prior to the casualty. This option shall be exercised by Tenant giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the premises, whereupon this Lease shall continue in full force and effect for the balance of the term upon the same terms, conditions and covenants as are contained herein. If this option is not exercised by Tenant, Landlord shall then have the right and option, to be exercised within thirty (30) days following the expiration of Tenant's option period by the giving of written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to the casualty. In such event, this Lease shall continue in full force and effect for the balance of the term upon the same terms, conditions and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises. If Landlord fails to exercise the last mentioned option, this Lease shall be terminated at the date of the casualty, to which date rent shall be apportioned and shall thereafter cease.

(ii) If the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right and option to terminate this Lease as of the date of the casualty, which option shall be exercised by written notice to be given either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of date of the casualty.

(c) **Partial Destruction of the Premises.** If the Premises should be rendered partially untenantable for the purpose for which it was leased (which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent exceeding 40% of the normal business activity) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; rent shall be abated in the proportion which the approximate area of the damage part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing

such reconstruction repairs, but in the event Landlord fails to complete the same within two hundred (200) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligation and liability hereunder.

(d) **Casualty Insurance.** Landlord shall be responsible for insuring and shall at all times during the term of this Lease carry, at its own expense, a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any additional improvements which Tenant may construct on the premises. If the tenant finish improvements installed by Landlord pursuant to the provisions of paragraph 5 (a) hereof or any alterations or improvements made by Tenant pursuant to the provisions of paragraph 11 (c) hereof result in an increase in the premiums charged during the term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

(e) **Waiver of Subordination.** Each party hereto waives any cause of action it might have against the other party on account of any loss or damage that is insured under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, the premises, Owner's or Tenant's fixtures, personal property, leasehold improvements or business and which names Owner or Tenant, as the case may be, as a party insured, it being understood and agreed that this provision is cumulative. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party.

13. **General Public Liability, Indemnification and Insurance**.

(a) Tenant shall be responsible for, shall have the obligation to insure against, and shall indemnify Landlord and hold it harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises and Building, regardless of cause, excluding the negligence of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees, and expenses, including attorney's fees, incurred in connection therewith.

(b) Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in paragraph 13 (a) hereof, shall at all times during the terms of this Lease carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with bodily injury and property damage liability coverage in an amount of $1,000,000 per accident, $2,000,000 in aggregate for injuries to more than one person in

any one accident and property damage per accident and insuring against any and all liability for which Tenant is responsible hereunder. Such insurance policy or policies shall name Landlord as an insured and shall provide that they may not be canceled on less than ten (10) days prior written notice to Landlord. Tenant shall furnish Landlord with a copy of all certificates evidencing such insurance. Should Tenant fail to carry such insurance or furnish Landlord with a copy of all such certificates after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

14. **Eminent Domain.**

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which it was leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord , such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

15. **Liens.**

If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such). Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorney's fees, resulting therefrom or by reason thereof.

16. **Rental, Personal Property and Other Taxes.**

(a) Tenant shall pay before delinquency any and all taxes, assessments, fees, or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as

additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefore is finally determined.

(b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

17. **Assignment and Subletting**.

Tenant shall not, without prior written consent of Landlord in each instance, which such consent shall not be unreasonably withheld, conditioned, delayed or denied (i) assign, convey, mortgage or hypothecate this Lease or any interest therein; (ii) allow any transfer of Tenant's interest herein by operation of law; (iii) sublet or license the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant or for any purpose other than as provided herein. Landlord shall have the option, upon receipt of Tenant's written request for Landlord's consent to any assignment or subletting, to cancel this Lease as to the portion of the Premises propose to be assigned or sublet. This option shall be exercised, if at all, within thirty (30) days following Landlord's receipt of Tenant's written request, by delivery to Tenant of Landlord's intention to exercise this option. Any transfer of this Lease by merger, consolidation or liquidation, or any change in ownership or power to vote of a majority of its outstanding voting stock shall constitute an assignment for purposes of this Lease. Consent to any such assignment, conveyance or subletting by Landlord shall not operate as a waiver of the necessity for a consent to any subsequent assignment, conveyance or subletting and the terms of such consent shall be binding upon any person holding by, under or through Tenant. Any such consent shall not relieve Tenant from liability hereunder for the payment of rental or performance or observance of any of the terms and conditions of this Lease.

18. **Subordination of Lease to Mortgages.**

This Lease, including any renewals, extensions or modifications thereof, is subject and subordinate to any mortgage, deed or trust or similar encumbrance presently existing or hereafter voluntarily placed upon the Building or the Premises; and the recording of any such mortgage, deed of trust or similar encumbrance shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.

19. **Defaults and Remedies**.

(a) Defaults by Tenant. The occurrence of any one or more of following events shall be a default and breach of this Lease by Tenant:

(i) Tenant shall fail to pay any monthly installment of base rent or the Annual Rental Adjustment within five (5) days after the same shall be due and payable, or any other additional rent within fifteen (15) days after the same shall be due and payable.

(ii) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, convent or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same.

(iii) Tenant shall vacate or abandon, or fail to occupy for a period of fifteen (15) days, the Premises or any substantial portion thereof;

(iv) A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors or substantially all of Tenant's creditors; or substantially all of Tenant's assets in, on or about the Premises; or Tenant's interest in this Lease is attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

(v) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

(b) Remedies of Landlord. Upon the occurrence of any event of default set forth in paragraph 19 (a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, anyone or more of which may be exercised without further notice to or demand upon Tenant;

(i) Landlord may apply the security deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action. regardless of whether caused by Landlord's negligence or otherwise.

(ii) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to the Landlord; (B) Landlord may re-enter the Premises and dispossess

Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (C) notwithstanding the termination of this Lease (x) Landlord may declare all rent which would have been due under this Lease for the balance of the term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord , together with all loss or damage which Landlord may sustain by reason of such termination and re-entry, or (y) Landlord may re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the Premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified in clauses (x) and (y) hereof shall survive the termination of this Lease.

(iii) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

Any agreement for an extension or renewal of the term of this Lease or any additional period thereafter, shall not thereby prevent Landlord from terminating this Lease during the term hereof for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the term of this Lease or any extension or renewal hereof, Tenant's right to any further extension or renewal of this Lease shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the term of this Lease and any subsequent extension or renewal hereof.

(c) Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages or any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

(d) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall

not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default and breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of its rent due or to pursue any other remedies provided in this Lease. No act or commission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

(e) Attorney's Fees. In the event Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligation contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, Tenant agrees to reimburse Landlord for the attorney's fees incurred thereby, whether or not suit is actually filed.

20. **Access to the Premises**.

Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at all reasonable times for purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees, or tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or termination of this Lease, or entitle the Tenant to any abatement of rent therefor.

21. **Surrender of Premises.**

Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord , together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense. Upon such expiration or termination Tenant's trade fixtures, furniture's, and equipment shall remain Tenant's property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same. Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.

22. **Holding Over.**

In the event Tenant remains in possession of the Premises with the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed

to hold the Premises as a tenant at will, subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the hold-over period), except that Tenant shall pay to Landlord, such rent as Landlord shall then specify, which rent shall be payable to Landlord on demand. Tenant shall immediately vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

23. **Landlord's Right to Relocate Tenant**.

Landlord shall have the right, at it's option, upon at least thirty (30) days prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the building containing at least as much rentable area as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, and telephone relocation. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matters pertinent thereto.

24. **Quiet Enjoyment**.

Except as provided in paragraph 23 hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed and observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons lawfully claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

25. **Notice and Place of Payment**.

(a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant:

Landen Office Park, LLC
c/o Target Management & Leasing, Inc.
P O BOX 1250
West Chester, Ohio 45071-1250

(b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in paragraph 25(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

(c) Any notice required or permitted to be given under this Lease shall be deemed to have been given if reduced in writing and delivered in person or mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice at the address set forth below, or to other such places as may be designated in writing by Landlord or

Tenant. When so mailed, the notice shall be deemed to have been given as of the date it was mailed

Landlord: Landen Office Park, LLC

110 Boggs Lane Suite #244

Cincinnati, Ohio 45246

Tenant: Infobyphone, LLC

8118 Corporate Way Suite # 115

Deerfield Township, OH 45239

26. **Miscellaneous General Provisions.**

(a) Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed "rent" or "additional rent" for purposes of this Lease ; and any failure to pay any of the same as provided in paragraph 19(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any hold-over period.

(b) Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

(c) If requested by either party, a Memorandum of Lease, containing the information required by Ohio law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the Recorder of Warren County, Ohio.

(d) Each party hereto shall indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf.

(e) This Lease is being executed and delivered by Landlord in the State of Ohio and shall be construed and enforced in accordance with the laws of Ohio.

(f) This Lease, including all Exhibits, Riders and addenda, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

(g) This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord , its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

(h) If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

(i) Landlord shall not , by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

(j) As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for singular, and the singular for plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

(k) Notwithstanding the provisions of paragraph 3 (a) hereof, the base rent for the first month of the term of this Lease for which base rent is due and payable shall be paid upon the execution of this Lease.

Additional Provisions:
Security Deposit will be forfeited if Tenant terminates this lease before 1/31/05.

Provided that the Tenant has not been and is not in default of any of the terms, condition, or covenants contained in this Lease. Tenant shall have the Option to Terminate this Lease at anytime by providing the Landlord with thirty (30) days prior written notice during the extended term.

Tenant will have the right to relocate to larger space within the building as long as the space is available and no other tenant has first right of refusal to space. Tenant will be responsible for relocating their own equipment and furniture.

	Square Feet	Rate	Annual Amt	Monthly Amt
2/1/04-7/31/04	1,236	14.50	17,922.00	**1,493.50**
8/1/04-1/31/05	1,236	15.50	19,158.00	**1,596.50**

IN WITNESS WHEREOF, the parties have executed this Lease this ________day of__________________, 2004.

WITNESS:	LANDLORD: Landen Office Park, LLC
______________________	By:______________________ Daniel L. Wheeler
______________________	Title:______________________
WITNESS:	TENANT: Infobyphone LLC
______________________	By:______________________ Steve Burns
______________________	Title:______________________

STATE OF ______________)
)SS
COUNTY OF ______________)

Before me, A Notary Public in and for said Country and State, personally appeared Daniel L. Wheeler, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of Landen Office Park, LLC an Ohio Limited Liability Partnership, and who being first duly sworn, stated that (s) he is empowered and authorized to execute the attached and foregoing Lease Agreement and Exhibits.

WITNESS my hand and Notarial Seal this ________day of __________________, 2004.

____
Notary Public

My commission expires

____

STATE OF ______________)
)SS
COUNTY OF ______________)

Before me, A Notary Public in and for said County and State, personally appeared ______________________, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of______________ ________, a (n) _______ corporation, and who, being first duly sworn, stated that (s) he is empowered and authorized to execute the attached and foregoing Lease Agreement and Exhibits

WITNESS my hand and Notarial Seal this________day of __________________, 2004.

____
Notary Public

My commission expires

____

EXHIBIT A
FLOOR PLAN
Landen Office Park
8118 Corporate Way
Deerfield Township, OH 45239

EXHIBIT B

LEGAL DESCRIPTION

Landen Office Park

8118 Corporate Way

Deerfield Township, OH 45239

Parcel I

Situate in Section 21, Town 4, Range 2, B.T.M., Deerfield Township, Warren County, Ohio and being more particularly described as follows:

Being all of Lot 1 as shown on the record plan entitled, "Landen Office Park Section One" which is filed in the office of the Warren County, Ohio Recorder in Plat Book 22 Page 71.

Parcel II

Situate in Section 21, Town 4, Range 2, B.T.M., Deerfield Township, Warren County, Ohio being part of the remaining lands of the original 32.5089 acre tract as conveyed to Bartlett Real Estate Limited Partnership Fund V by deed filed in the office of the Warren County, Ohio Recorder in O.R. Volume 505 at Page 309, etc. which is shown on a plat of survey filed in the Warren County Engineer's Record of Land Division in S.R. Volume 73 at Plat No. 21 and being more particularly described as follows:

BEGINNING at a set 1" iron pin with cap on the southwesternmost end of the right-of-way of Corporate Way marking an easterly corner of Lot 2 of Landen Office Park Section 2 as shown on the record plan of same, which is filed in the office of the Warren County, Ohio Recorder in Plat Book 31 at Pages 49 and 50; thence from said beginning, running with the meridian of the record plan of Landen Office Park Section 1 which is filed in the office of said Recorder in Plat Book 22, Page 71:

1) Leaving the lines of said Lot 2, with the right-of-way lines of said Corporate Way, S 60 degrees 23' 01" E, 25.00 feet to a set of 1" iron pin with cap; thence,
2) Continuing through same, N 29 degrees 36'59" E, 45.00 feet to a set 1" iron pin with cap marking a corner of said right-of-way, being on a southerly line of Lot 1 of said Landen Office Park Section 1; thence,
3) Leaving the lines of said right-of-way, with the southerly lines of said Lot 1, S 60 degrees 23' 01" E, 70.70 feet to a set ½" iron pin with cap; thence,
4) Continuing along same, S 24 degrees 14' 47" E, 156.86 feet to a set ½" iron pin with cap; thence
5) Continuing along same, S 69 degrees 14' 47" E, 182.74 feet to a set ½" iron pin with cap; thence
6) Continuing along same, S 85 degrees 45' 00" E, 65.00 feet to a set ½" iron pin with cap on the westerly right-of-way line of Columbia Road marking the southeast corner of said Lot 1; thence,
7) Leaving the lines of said Lot 1, with the westerly right-of-way line of said Columbia Road and with an easterly line of the remaining lands of said original 32.5089 acre tract, along the arc of a non-tangent curve to the left, having a radius of 560.0 feet, an arc length of 69.90 feet, the chord which bears S 00 degrees 40' 27" W, distant 69.58 feet to a set ½" iron pin with cap; thence,
8) Leaving said westerly right-of-way line, through the remaining lands of said original 32.5089 acre tract, by new division lines, S 71 degrees 04' 33" W, (passing reference point "A" at 29.56 feet) a total distance of 242.39 feet to a set ½" iron pin with cap; thence,

Continuing through same, N 65 degrees 41' 59" W, 46.96 feet to a set ½" iron pin with cap; thence,

Continuing through same, N 20 degrees 45' 40" W, 374.20 feet to the PLACE OF BEGINNING, containing 1.4771 acres of land, more or less.

Parcel III

TOGETHER WITH the following described 0.4717 acre Storm Sewer Easement.

Being a strip of land 20.00 feet wide, lying 10.00 feet on each side of the following described centerline:

BEGINNING at Point "A" as referenced in Course 8 of the above-described 1.4771 acre, Tract 2; thence from said Beginning, running with the meridian of said Plat Book 22, Page 71:

1) Leaving the lines of said 1.4771 acre Tract 2, through the remaining lands of said original 32.5089 acre tract, S 14 degrees 18' 32" E, 281.79 feet; thence,
2) Continuing through same, S 26 degrees 23' 59" E, 219.55 feet; thence,
3) Continuing through same, S 14 degrees 13' 18" W, 225.82 feet; thence,
4) Continuing through same, S 21 degrees 32' 23" E, 29.04 feet; thence,
5) Continuing through same, S 55 degrees 24' 18" E, 271.20 feet there to end, extending and shortening the side lines of said storm sewer easement so as to intersect Course 8 of the above described 1.4771 acre Tract 2, containing 0.417 acres of land, more or less.

The above legal description is the result of an actual field survey made under the direction of Steven R. Pennington of Henderson & Bodwell Consulting Engineers, Ohio registered Surveyor No. S-7215, a plat of survey of which, dated May 31, 1995 and revised June 6, 1995 is filed in the Warren County Engineer's Record of Land Division in S; R, Volume 93 at Plat No. 72.

EXHIBIT C
TENANT FINISH ALLOWANCES
Landen Office Park

The Landlord shall provide the following leasehold improvements at no cost to the tenant per exhibit A.

Landlord will provide power to, including hookup of powered cubicles
Landlord will provide keypad entry on door
Landlord will provide standard signage

EXHIBIT D
RULES AND REGULATIONS
Landen Office Park

These Rules and Regulations have been adopted by Landen Office Park, LLC ("Landlord") for the mutual benefit and protection of all tenants in Landlord's office building at 8118 Corporate Way in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

1. Normal building hours for the Building will be 6:00 a.m. to 9:00 p.m., Monday through Saturday, legal holiday excepted.

2. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or hall shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, and roof are not for the use of the general public, and Landlord shall in all cased retain the right to control an prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of the Landlord.

3. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord. No hanging planters. television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. No curtains, blinds, shades or screen shall be attached to or hung in. or used in connection with, any window or door of the Premises. without the prior written consent of the Landlord, except as otherwise specifically approved by Landlord. all electrical ceiling fixtures hung in office or space along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

4. The wash room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

5. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wire's or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct.

6. No bicycles. vehicles or animals of any kind shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any Tenant on the Premises except that the preparation of coffee. tea, hot chocolate and similar items for the

tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any objectionable or offensive noise or odors to be emitted from the Premises.

7. The Premises shall not be used for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall use or permit any portion of his premises to be used for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop. No tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

8. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

9. No tenant shall throw anything out of doors or down the passageways or elevator shafts.

10. No additional locks of bolts of any kind shall be placed upon any of the doors by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of this tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the locks or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. The Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects, which might overload the Building's Floors.

12. No tenant shall purchase or otherwise obtain for use in the Premises water, ice, towels, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblackening services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

13. If any tenant shall employ one or more persons to do janitorial or other similar work in the premises, that tenant shall, while such persons are in the Building and outside the Premises, follow such directions as the Manager of the Building may prescribe with respect to the control of such persons, and such tenant shall be responsible for all acts of such persons.

14. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

15. The requirements of tenants will be attended to only upon application to the Building Manager.

16. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

17. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

18. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

19. There shall not be used in any space, or in the public hall of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

20. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

21. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing blinds when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning system. Tenant shall not tamper with or change the setting of any thermostats or temperature or air volume control valves.

22. Tenant will see that all doors are securely locked, water faucets, electric lights and electric machinery are turned off before leaving the Building.

23. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries. no vehicles other than passenger automobiles may be parked in a parking space without the express written consent of Landlord.

24. Landlord shall allow Tenant to have and maintain a free standing water cooler within the Premises.

RIDER NO. 1

TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS:

(A) Compliance With Environmental Laws: Tenant shall at all times and in all respects comply with all federal, state, and local laws, ordinances and regulations ("hazardous Materials Law") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosive, asbestos, urea formaldehyde, radioactive materials or waste or other hazardous toxic, contaminated, or polluting materials, substances, or wastes, including, without limitations, any " hazardous substances", " hazardous wastes" " hazardous materials", or "toxic substances", under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

(B) Hazardous Materials Handling: Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises including, without limitations, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respect handle, treat, deal with and manage any and all Hazardous Materials in, on, under, or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws are strictly the responsibility of Tenant. Tenant is "in charge" of Tenant's "facility" as such terms are used CERCLA.*

Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or any Building, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or Building, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, Tenant shall remove any tanks or fixtures which contain, contained or are contaminated with Hazardous Materials.

(c) Notices: Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made

or threatened by any person against Tenant, the Premises or Building relating to damage, contribution, cost recovery compensation, loss, or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection wish any Hazardous Materials in, or removed from the Premises or Building, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises, Building or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of Hazardous Waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed form the Premises.

*CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended by the Super Fund Amendment and Reauthorization Act of 1986.)

INDEMNIFICATION OF LANDLORD:

Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses, or expenses (including attorney's fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under, or about the Premises or Building or discharge in or from the Premises or Building of any hazardous materials, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of hazardous materials to, in, on, under, about, or from the Premises or Building, or (B) Tenant's failure to comply with any Hazardous materials Law, whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitations, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Premises or Building, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provision hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, or subcontractors of Tenant or other acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant.

ADDITIONAL INSURANCE OR FINANCIAL CAPACITY:

If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligation to Landlord hereunder, whether or not then accrued, liquidated, conditional, or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord, may from time to time reasonably request. Landlord may procure such insurance if Tenant fails to meet its obligation hereunder and the cost thereof shall be passed through to Tenant.

ENVIRONMENTAL AUDIT; RIGHT OF ENTRY:

Landlord shall have the right to require Tenant to undertake and submit to Landlord a periodic environmental audit from an environmental company approved by Landlord, which audit shall cover Tenant's compliance with this Section. Tenant shall promptly comply with all requirements of such audit and cure all matters raised therein at Tenant's sole cost.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE, dated for reference purposes only, April 20th, 2005, by and between Landen Office Park, LLC, ("Landlord") and Infobyphone, Inc. ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease dated, October 15th, 2004 for office space of approximately 4000 ± square feet in the building located at 8118 Corporate Way Suite 115 Mason, OH 45040 (the "Premises"), for a term of three (3) years beginning November 1st 2004, at a rental and upon other terms and conditions fully set forth in said Lease; and

WHEREAS, the parties desire to modify the aforesaid Lease in the respects hereinafter acknowledged, effective May 1st, 2005 and of the mutual agreements herein contained, the parties hereto agree as follows:

1. The leased premises shall be decreased leaving the new rentable area of space 1,840 square feet, see exhibit A.

2. Tenant shall pay to Landlord per paragraph 3A the following base rental rates:

Year	Rate	Annual Amount	Monthly Amount
5/1/05-4/30/06	15.75	$28,980.00	$2,415.00
5/1/06-4/30/07	15.75	$28,980.00	$2,415.00

3. The "Tenant's Expense Share" for purposes of calculating the Annual Rental Adjustment shall be 5.644%.

4. Provided that Tenant is not in default of any of the terms, conditions, or covenants contained in this Lease, Tenant shall have the right to terminate this Lease after the first 12 months (May 1st, 2005 – April 30th, 2006) with 90 days prior written notice. Tenant will be responsible for a payment of one month's rent of $2,415.00, which will be due May 1st, 2006 before vacating the leased premises.

5. The Term in paragraph 2 of the original Lease is hereby changed commencing May 1st, 2005 and continuing through April 30th, 2007 (the "Expiration Date").

6. The Cancellation Option provided in the original lease is now null and void.

Except as herein expressly modified all the terms and conditions set forth in the Lease dated October 15th, 2004, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Lease the 25 day of April ________, 2005.

WITNESS:

LANDLORD: Landen Office Park, LLC

BY: ~~Daniel L. Wheeler~~

By: ______________________

Title: ______________________

WITNESS:

TENANT: Infobyphone, Inc.

By: ______________________

Title: Operations Manager

STATE OF Ohio }
}SS
COUNTY OF Hamilton }

Before me, A Notary Public in and for said County and State, personally appeared **Daniel L. Wheeler**, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of **Landen Office Park, LLC,** and who, being first duly sworn, stated that (s)he is empowered and authorized to execute the attached and foregoing Lease Agreement and Exhibits

WITNESS my hand and Notarial Seal this 25th day of April, 2005.

Notary Public

CAROLINE J. YERKES, Notary Public
In and for the State of Ohio
My Commission Expires Nov. 28, 2005

My commission expires

____

STATE OF Ohio }
}SS
COUNTY OF Warren }

Before me, a Notary Public in and for said County and State, personally appeared Daniel M. Palazotto, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of Infobyphone, Inc., a(n) ____________corporation, and who being first duly sworn, stated that (s)he is empowered and authorized to execute the attached and foregoing Lease Agreement and Exhibits

WITNESS my hand and Notarial Seal this 25th day of April, 2005.

Notary Public

My commission expires

ERIN KLOTZBACH - NOTARY PUBLIC
COMM. EXP. MAY 25, 2008
STATE OF OHIO



Exhibit A



27' DOOR TO WALL
OFFICE
OFFICE
MECH RM
11